Exhibit 3.38

Now known as IQVIA Pharma Services Corp.

QUINTILES PHARMA SERVICES CORP.

BYLAWS

ARTICLE I

DEFINITIONS

In these bylaws, unless otherwise provided, the following terms shall have the following meanings:

(1) “Act” shall mean the North Carolina Business Corporation Act as codified in Chapter 55 of the General Statutes of North Carolina, as amended from time to time;

(2) “Articles of incorporation” shall mean the Corporation’s articles of incorporation, including amendments, amended and restated articles of incorporation, and articles of merger, if any;

(3) “Corporation” shall mean Quintiles Pharma Services Corp.;

(4) “Distribution” shall mean a direct or indirect transfer of money or other property (except the Corporation’s own shares) or incurrence of indebtedness by the Corporation to or for the benefit of its shareholders in respect of any of its shares. A distribution may be in the form of a declaration or payment of a dividend, a purchase, redemption, or other acquisition of shares, a distribution of indebtedness, or otherwise;

(5) “Emergency” shall mean a catastrophic event which prevents a quorum of the board of directors from being readily assembled;

(6) “Shares” shall mean the units into which the proprietary interests in the Corporation are divided; and

(7) “Voting group” shall mean all shares of one or more classes or series that under the articles of incorporation or the Act are entitled to vote and be counted together collectively on a matter at a meeting of shareholders. All shares entitled by the articles of incorporation or the Act to vote generally on a matter are for that purpose a single voting group.

ARTICLE II

OFFICES

SECTION 1. Principal Office: The principal office of the Corporation shall be located at such place as may be determined from time to time by the directors.

SECTION 2. Registered Office: The registered office of the Corporation shall be located at c/o CT Corporation System, 225 Hillsborough Street, Raleigh, Wake County, North Carolina 27603.

SECTION 3. Other Offices: The Corporation may have offices at such other places, either within or without the State of North Carolina, as the board of directors may from time to time determine, or as the affairs of the Corporation may require.

ARTICLE III

MEETINGS OF SHAREHOLDERS

SECTION 1. Place of Meetings: All meetings of shareholders shall be held at the principal office of the Corporation, or at such other place, either within or without the State of North Carolina, as shall be designated in the notice of the meeting or as may be agreed upon by a majority of the shareholders entitled to vote at the meeting.

SECTION 2. Annual Meeting: The annual meeting of shareholders for the election of directors and the transaction of other business shall be held annually in any month on any day (except Saturday, Sunday, or a legal holiday) as fixed by the board of directors.

SECTION 3. Substitute Annual Meeting: If the annual meeting shall not be held on the day designated by these bylaws, a substitute annual meeting may be called by the board of directors or the president. A meeting so called shall be designated and treated for all purposes as the annual meeting.

SECTION 4. Special Meetings: Special meetings of the shareholders may be called at any time by the board of directors or the president. In addition, special meetings may be called at any time by the shareholders if the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the secretary a written demand for the meeting describing the purpose or purposes for which it is to be held; provided, however, the shareholders shall not have such right to call a special meeting if the Corporation has a class of shares registered under Section 12 of the Securities Exchange Act of 1934, as amended. Only business within the purpose or purposes described in the meeting notice specified in Section 5 of this Article may be conducted at a special meeting of shareholders.

SECTION 5. Notice of Meeting: Written notice stating the date, time and place of the meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date of any shareholders’ meeting, either personally, by mail, or by facsimile transmission or other form of electronic transmission, by or at the direction of the chairman of the board, the president, the secretary, or other person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to he delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the record of the shareholders of the Corporation, with postage thereon prepaid.

In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called. In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted unless such a statement is required by the Act.

When an annual or special meeting is adjourned to a different date, time, and place, it is not necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken; provided, however, that if a new record date for the adjourned meeting is or must be set, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

The record date for determining the shareholders entitled to notice of and to vote at an annual or special meeting shall be fixed as provided in Section 4 of Article VIII.

SECTION 6. Waiver of Notice: A shareholder may waive notice of any meeting either before or after such meeting. Such waiver shall be in writing, signed by the shareholder, and filed with the minutes or corporate records. A shareholder’s attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter before it is voted upon.

SECTION 7. Shareholder List: Commencing two (2) business days after notice of a meeting of shareholders is given and continuing through such meeting, the secretary of the Corporation shall maintain at the principal office of the Corporation an alphabetical list of the shareholders entitled to vote at such meeting, arranged by voting group, with the address of and number of shares held by each. This list shall be subject to inspection by any shareholder or his or her agent or attorney at any time during usual business hours and may be copied at the shareholder’s expense.

The Corporation shall make the shareholder list available at the annual meeting of shareholders, and any shareholder, personally or by or with his or her representative, is entitled to inspect the list at any time during the meeting or any adjournment thereof. The Corporation is not required to make the list available through electronic or other means of remote communication to a shareholder or proxy attending the annual meeting by remote communication pursuant to Section 55-7-08 of the General Statutes of North Carolina.

SECTION 8. Quorum: A majority of the votes entitled to be cast on a matter by any voting group, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by a majority of the votes voting on the motion to adjourn; and at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

SECTION 9. Proxies: Shares may be voted either in person or by one or more agents authorized by a written proxy executed by the shareholder or by his or her duly authorized attorney in fact. A proxy may take the form of a telegram, telex, facsimile, or other form of wire or wireless communication which appears to have been transmitted by a shareholder. A proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. A proxy is not valid after the expiration of eleven (11) months from the date of its execution, unless the person executing it specifies therein the length of time for which it is to continue in force or limits its use to a particular meeting.

SECTION 10. Voting of Shares: Subject to the provisions of Section 4 of Article IV, the articles of incorporation, and the Act, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Except for the election of directors, which is governed by the provisions of Section 3 of Article IV, if a quorum is present, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast against the action, unless the vote of a greater number is required by the Act, the articles of incorporation, or these bylaws.

Shares of the Corporation are not entitled to vote if (i) they are owned, directly or indirectly, by the Corporation, unless they are held by it in a fiduciary capacity, (ii) they are owned, directly or indirectly, by a second corporation in which the Corporation owns a majority of the shares entitled to vote for directors of the second corporation, or (iii) they are redeemable shares and (x) notice of redemption has been given and (y) a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price upon surrender of the shares.

SECTION 11. Informal Action by Shareholders: Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the persons who would be entitled to vote upon such action at a meeting and is delivered to the Corporation to be included in the minutes or to be kept as part of the corporate records.

SECTION 12. Corporation’s Acceptance of Votes: If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the Corporation is entitled to accept the vote, consent, waiver, or proxy appointment and to give it effect as the act of the shareholder.

If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the Corporation is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and to give it effect as the act of the shareholder if (i) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity, (ii) the name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment, (iii) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of its status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment, (iv) the name signed purports to be that of a beneficial owner or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment, or (v) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

The Corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the secretary or other officer or agent authorized to tabulate votes has a reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.

SECTION 13. Number of Shareholders: The following persons or entities identified as a shareholder in the Corporation’s current record of shareholders constitute one shareholder for purposes of these bylaws: (i) all co-owners of the same shares; (ii) a corporation, partnership, trust, estate, or other entity; and (iii) the trustees, guardians, custodians, or other fiduciaries of a single trust, estate, or account.

Shareholdings registered in substantially similar names constitute one shareholder if it is reasonable to believe that the names represent the same person.

ARTICLE IV

BOARD OF DIRECTORS

SECTION 1. General Powers: All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its board of directors.

SECTION 2. Number, Term, and Qualifications: The number of directors constituting the board of directors shall be not less than one (1) nor more than four (4). The number of directors within this variable range may be fixed or changed from time to time by the shareholders or the board of directors. Each director shall hold office until his or her death, resignation, retirement, removal, disqualification, or until his or her successor is elected and qualified. Directors need not be residents of the State of North Carolina or shareholders of the Corporation.

SECTION 3. Election of Directors: Except as provided in Section 6 of this Article, the directors shall be elected at the annual meeting of shareholders, and those persons who receive the highest number of votes shall be deemed to have been elected. If any shareholder so demands, the election of directors shall be by ballot.

SECTION 4. No Cumulative Voting: The shareholders of the Corporation shall have no right to cumulate their votes for the election of directors.

SECTION 5. Removal: Any director, or the entire board of directors, may be removed from office at any time, with or without cause, but only if the number of votes cast to remove such director exceeds the number of votes cast not to remove him or her. If a director is elected by a voting group of shareholders, only members of that voting group may participate in the vote to remove such director. A director may not be removed by the shareholders at a meeting unless the notice of the meeting specifies such removal as one of its purposes. If any directors are removed, new directors may be elected at the same meeting.

SECTION 6. Vacancies: Any vacancy occurring in the board of directors, including, without limitation, a vacancy resulting from an increase in the number of directors or from the failure by the shareholders to elect the full authorized number of directors, shall be filled by the shareholders or the board of directors. If such vacancy is to be filled by the board of directors, and if the directors remaining in office constitute fewer than a quorum of the board, such vacancy may be filled by the affirmative vote of a majority of the remaining directors or by the sole remaining director. If the vacant office was held by a director elected by a voting group of shareholders, only the remaining director or directors elected by that voting group or the holders of shares of that voting group are entitled to fill the vacancy. The term of a director elected to fill a vacancy shall expire at the next shareholders’ meeting at which directors are elected.

SECTION 7. Chairman of the Board: There may be a chairman of the board of directors elected by the directors from their number at any meeting of the board. The chairman shall preside at all meetings of the board of directors and perform such other duties as may be directed by the board.

SECTION 8. Compensation: The board of directors may provide for the compensation of directors for their services as such and for the payment of any or all expenses incurred by them in connection with such services.

SECTION 9. Committees: The board of directors may create an executive committee and other committees of the board, each of which shall have at least two (2) members, all of whom shall be directors. The creation of a committee and the appointment of members to it must be approved by a majority of all the directors in office when the action is taken. Each committee may, as specified by the board of directors, exercise some or all of the authority of the board, except that a committee may not (i) authorize distributions, (ii) approve or propose to shareholders action that the Act requires to be approved by shareholders, (iii) fill vacancies on the board of directors or on any of its committees, (iv) amend the articles of incorporation pursuant to the Act or its successor, (v) adopt, amend, or repeal bylaws, or (vi) approve a plan of merger not requiring shareholder approval. The provisions of Article V, which govern meetings of the board of directors, shall likewise apply to meetings of any committee of the board.

ARTICLE V

MEETINGS OF DIRECTORS

SECTION 1. Regular Meetings: A regular meeting of the board of directors shall be held immediately after, and at the same place as, the annual meeting of the shareholders. In addition, the board of directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

SECTION 2. Special Meetings: Special meetings of the board of directors may be called by or at the request of the president or any director. Such meetings may be held either within or without the State of North Carolina, as fixed by the person or persons calling the meeting.

SECTION 3. Notice of Meetings: Regular meetings of the board of directors may be held without notice. The person or persons calling a special meeting of the board of directors shall, at least five (5) days before the meeting, give notice of the meeting by any usual means of communication, including by telephone, telegraph, teletype, mail, private carrier, facsimile transmission, or other form of wire or wireless communication. Such notice may be oral and need not specify the purpose for which the meeting is called.

SECTION 4. Waiver of Notice: Any director may waive notice of any meeting either before or after such meeting. Such waiver shall be in writing, signed by the director, and filed with the minutes or corporate records; provided, however, that a director’s attendance at or participation in a meeting waives any required notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

SECTION 5. Quorum: A majority of the number of directors fixed by or pursuant to these bylaws shall constitute a quorum for the transaction of business at any meeting of the board of directors.

SECTION 6. Manner of Acting: The affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is required by the articles of incorporation or these bylaws.

SECTION 7. Presumption of Assent: A director of the Corporation who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless (i) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting business at the meeting, (ii) his or her dissent or abstention from the action taken is entered in the minutes of the meeting, or (iii) he or she files written notice of his or her dissent or abstention with the presiding officer of the meeting before its adjournment or with the Corporation immediately after adjournment of the meeting. This right of dissent or abstention is not available to a director who votes in favor of the action taken.

SECTION 8. Participation in Meetings: Any or all of the directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting.

SECTION 9. Action Without Meeting: Action which may be taken at a board of directors meeting may be taken without a meeting if the action is taken by all members of the board and is evidenced by one or more written consents (including by electronic mail or in any other electronic form and delivered by electronic means), signed by each director before or after such action, describing the action taken and included in the minutes or filed with the corporate records. Such action is effective when the last director signs the consent, unless the consent specifies a different effective date.

ARTICLE VI

OFFICERS

SECTION 1. Officers of the Corporation: The officers of the Corporation may consist of a president, secretary, treasurer, and such vice presidents, assistant secretaries, assistant treasurers, and other officers as the board of directors may from time to time appoint. Any two or more offices may be held by the same person, but no officer may act in more than one capacity where action of two or more officers is required.

SECTION 2. Appointment and Term: The officers of the Corporation shall be appointed by the board of directors. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the board of directors. Each officer shall hold office until his or her death, resignation, retirement, removal, disqualification, or until his or her successor is appointed and qualifies. The appointment of an officer does not itself create contract rights for either the officer or the Corporation.

SECTION 3. Compensation of Officers: The compensation of officers of the Corporation shall be fixed by or under the authority of the board of directors. No officer shall receive compensation for serving the Corporation in any other capacity unless such additional compensation be authorized by the board of directors.

SECTION 4. Resignation and Removal: An officer may resign at any time by communicating his or her resignation to the Corporation. A resignation is effective when it is communicated unless it specifies in writing a later date. If a resignation is made effective as of a later date and the Corporation accepts the future effective date, the board of directors may fill the pending vacancy before the effective date if the board provides that the successor does not take office until the effective date. An officer’s resignation does not affect the Corporation’s contract rights, if any, with the officer. Any officer or agent appointed by the board of directors may be removed by the board at any time, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 5. Bonds: The board of directors may by resolution require any officer, agent, or employee of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of his or her respective office or position, and to comply with such other conditions as may from time to time be required by the board of directors.

SECTION 6. President: The President shall be the principal or chief executive officer of the Corporation, shall have general authority and supervision over the officers and employees of the Corporation, and shall perform such other duties as may be prescribed from time to time by the board of directors. He or she shall have the authority to sign certificates for shares, as well as any deeds, mortgages, contracts, or other instruments that the board of directors has authorized to be executed, except in cases where the signing and execution of such contracts or instruments shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the Corporation or shall be required by the Act to be otherwise signed or executed.

SECTION 7. Vice Presidents: In the absence of the President, the Vice Presidents in the order of their length of service as Vice Presidents, unless otherwise determined by the board of directors, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon that office. Any Vice President may sign certificates for shares, as well as any deeds, mortgages, contracts, or other instruments that the board of directors has authorized to be executed, except in cases where the signing and execution of such documents or instruments shall be expressly delegated by the board of directors or these bylaws to some other officer or agent of the Corporation or shall be required by the Act to be otherwise signed or executed. A Vice President shall perform such other duties as from time to time may be assigned to him or her by the President or the board of directors.

SECTION 8. Secretary: The Secretary shall (i) keep the minutes of the meetings of shareholders, of the board of directors, and of all committees of the board in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (iii) be custodian of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (iv) keep a register of the mailing address of each shareholder that shall be furnished to the secretary by such shareholder; (v) sign, with the President, or a Vice President, certificates for shares, the issuance of which shall have been authorized by resolution of the board of directors; (vi) have general charge of the stock transfer books of the Corporation; (vii) keep or cause to be kept in the State of North Carolina at the Corporation’s principal office a record of the Corporation’s shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each, and prepare or cause to be prepared a shareholder list prior to each meeting of shareholders as required by the Act; (viii) maintain and authenticate the books and records of the Corporation; (ix) with the assistance of the Treasurer and other officers, prepare and deliver to the Corporation’s shareholders such financial statements, notices, and reports as may be required by Section 55-16-20 (or its successor) of the General Statutes of North Carolina; (x) prepare and file with the North Carolina Secretary of State the annual report required by Section 55-16-22 (or its successor) of the General Statutes of North Carolina; and (xi) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or the board of directors.

SECTION 9. Assistant Secretaries: In the absence of the Secretary, the Assistant Secretaries in the order of their length of service as Assistant Secretary, unless otherwise determined by the board of directors, shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary. They shall perform such other duties as may be assigned .to them by the Secretary, the President, or the board of directors. Any Assistant Secretary may sign, with the President or a Vice President, certificates for shares.

SECTION 10. Treasurer: The Treasurer shall (i) have charge and custody of and be responsible for all funds and securities of the Corporation; (ii) receive and give receipts for monies due and payable to the Corporation from any source whatsoever and deposit all such monies in accordance with the provisions of Section 4 of Article VII; (iii) prepare, or cause to be prepared, annual financial statements in accordance with Section 3 of Article IX; and (iv) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or the board of directors. The Treasurer may sign, with the President or a Vice President, certificates for shares.

SECTION 11. Assistant Treasurer: In the absence of the Treasurer, the Assistant Treasurers, in the order of their length of service as Assistant Treasurer, unless otherwise determined by the board of directors, shall perform the duties of the Treasurer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Treasurer. They shall perform such other duties as may be assigned to them by the Treasurer, the President, or the board of directors. Any Assistant Treasurer may sign, with the President or a Vice President, certificates for shares.

ARTICLE VII

CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. Contracts: The board of directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 2. Loans: No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

SECTION 3. Checks and Drafts: All checks, drafts, or other orders for the payment of money issued in the name of the Corporation shall be signed by such officers or agents of the Corporation and in such manner as shall from time to time be determined by the board of directors.

SECTION 4. Deposits: All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depositories as the board of directors shall direct.

ARTICLE VIII

CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. Certificates for Shares: Shares may, but need not, be represented by certificates. If certificates are issued, they shall be in such form as the board of directors shall determine; provided that, at a minimum, each certificate shall state on its face (i) the name of the Corporation and that it is organized under the laws of North Carolina, (ii) the name of the person to whom issued, and (iii) the number and class of shares and the designation of the series, if any, the certificate represents. If the Corporation issues certificates for shares of preferred stock, the designations, relative rights, preferences, and limitations applicable to that class, and the variations in rights, preferences, and limitations for each series within that class (and the authority of the board of directors to determine variations for future series) must be summarized on the front or back of each certificate; alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder this information in writing and without charge. Certificates shall be signed, either manually or in facsimile, by the President or any Vice President and the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer. They shall be consecutively numbered or otherwise identified and the name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

SECTION 2. Transfer of Shares: Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record, by his or her legal representative (who shall furnish proper evidence of authority to transfer), or by his or her attorney (whose authority shall be evidenced by a power of attorney duly executed and filed with the Secretary), and only upon surrender for cancellation of the certificates for such shares.

SECTION 3. Fixing Record Date: For the purpose of determining shareholders entitled to receive notice of a meeting of shareholders, to demand a special meeting, to vote, to take any other action, or to receive payment, or for any other purpose, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such record date in any case to be not more than seventy (70) days, and, in case of a meeting of shareholders, not less than ten (10) days, before the date on which the particular action requiring such determination of shareholders is to be taken.

When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment of such meeting unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

SECTION 4. Lost Certificates: The board of directors may authorize the issuance of a new share certificate in place of a certificate claimed to have been lost or destroyed upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing the issuance of a new certificate, the board of directors may require the claimant to give the Corporation a bond in such sum as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed, or the board of directors may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring such a bond.

SECTION 5. Reacquired Shares: The Corporation may acquire its own shares, and shares so acquired constitute authorized but unissued shares.

ARTICLE IX

GENERAL PROVISIONS

SECTION 1. Distributions: The board of directors may from time to time declare, and the Corporation may make, distributions on its outstanding shares in the manner and subject to the terms and conditions provided by the Act and by the articles of incorporation.

SECTION 2. Seal: The corporate seal of the Corporation shall consist of two concentric circles between which is the name of the Corporation and in the center of which is inscribed “CORPORATE SEAL” or “SEAL,” and which shall have such other characteristics as the board of directors may determine.

SECTION 3. Records and Reports: All of the Corporation’s records shall be maintained in written form or in another form capable of conversion into written form within a reasonable time.

The Corporation shall keep as permanent records minutes of all meetings of its incorporators, shareholders, and board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, and a record of all actions taken by a committee of the board of directors in place of the board of directors.

The Corporation shall keep a copy of the following records at its principal office: (i) the articles of incorporation and all amendments to them currently in effect; (ii) these bylaws and all amendments to them currently in effect; (iii) resolutions adopted by the board of directors creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations (if shares issued pursuant to those resolutions are outstanding); (iv) the minutes of all meetings of shareholders and records of all actions taken by shareholders without a meeting during the past three years; (v) all written communications to shareholders generally within the past three years; (vi) the annual financial statements described below prepared during the past three years; (vii) a list of the names and business addresses of the Corporation’s current directors and officers; and (viii) the Corporation’s most recent annual report delivered to the North Carolina Secretary of State.

The Corporation shall prepare and make available to its shareholders annual financial statements for the Corporation and its subsidiaries that (i) include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for the year and (ii) are accompanied by either (x) a report of a public accountant on the annual financial statements or (y) a statement by the Treasurer stating his reasonable belief whether the annual financial statements were prepared on the basis of generally accepted accounting principles (and, if not, describing the basis of preparation) and describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year. These annual financial statements, or a written notice of their availability, shall be mailed to each shareholder within one hundred twenty (120) days after the close of each fiscal year of the Corporation. On written request from a shareholder who was not mailed the annual financial statements, the Corporation shall mail to him or her the latest such statements.

The Corporation shall also prepare and file with the North Carolina Secretary of State an annual report in such form as required by Section 55-16-22 (or its successor) of the General Statutes of North Carolina.

SECTION 4. Indemnification: Any person who at any time serves or has served as a director or officer of the Corporation, or at the request of the Corporation is or was serving as an officer, director, agent, partner, trustee, administrator, or employee for any other foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, shall be indemnified by the Corporation to the fullest extent from time to time permitted by law in the event he or she is made, or is threatened to be made, a party to any threatened, pending, or completed civil, criminal, administrative, investigative, or arbitrative action, suit, or proceeding and any appeal therein (and any inquiry or investigation that could lead to such action, suit, or proceeding), whether or not brought by or on behalf of the Corporation, seeking to hold him or her liable by reason of the fact that he or she is or was acting in such capacity. In addition, the board may provide such indemnification for the employees and agents of the Corporation as it deems appropriate.

The rights of those receiving indemnification hereunder shall, to the fullest extent from time to time permitted by law, cover (i) reasonable expenses, including without limitation all attorneys’ fees actually and necessarily incurred by him or her in connection with any such action, suit, or proceeding, (ii) all reasonable payments made by him or her in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty, or settlement for which he or she may have become liable in such action, suit, or proceeding, and (iii) all reasonable expenses incurred in enforcing the indemnification rights provided herein.

Expenses incurred by anyone entitled to receive indemnification under this section in defending a proceeding may be paid by the Corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provisions in the bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation against such expenses.

The board of directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this bylaw, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him or her.

Any person who at any time serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Any repeal or modification of these indemnification provisions shall not affect any rights or obligations existing at the time of such repeal or modification. The rights provided for herein shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provisions of this bylaw.

The rights granted herein shall not be limited by the provisions contained in Section 55-8-51 (or its successor) of the General Statutes of North Carolina.

SECTION 5. Fiscal Year: The fiscal year of the Corporation shall be fixed by the board of directors.

SECTION 6. Amendments:

(a) The board of directors may amend or repeal these bylaws, except to the extent otherwise provided in the articles of incorporation, a bylaw adopted by the shareholders, or the Act, and except that a bylaw adopted, amended, or repealed by the shareholders may not be readopted, amended, or repealed by the board of directors if neither the articles of incorporation nor a bylaw adopted by the shareholders authorizes the board of directors to adopt, amend, or repeal that particular bylaw or the bylaws generally.

(b) The Corporation’s shareholders may adopt, amend, alter, change, or repeal any of these bylaws consistent with the provisions of Section 10 of Article III.

(c) A bylaw that fixes a greater quorum or voting requirement for the board of directors may be amended or repealed (i) if originally adopted by the shareholders, only by the shareholders, unless the bylaw permits amendment or repeal by the board of directors, or (ii) if originally adopted by the board of directors, either by the shareholders or by the board of directors.

(d) A bylaw referred to in Subsection (c) above (i) may not be adopted by the board of directors by a vote of less than a majority of the directors then in office and (ii) may not itself be amended by a quorum or vote of the directors less than the quorum or vote therein prescribed or prescribed by a bylaw adopted or amended by the shareholders.

(e) A bylaw adopted or amended by the shareholders that fixes a greater voting or quorum requirement for the board of directors may provide that it may be amended or repealed only by a specified vote of either the shareholders or the board of directors.

SECTION 7. Emergencies: In anticipation of or during an emergency, the board of directors may (i) modify lines of succession to accommodate the incapacity of any director, officer, employee, or agent and (ii) relocate the principal office or designate alternative principal or regional offices, or authorize the officers to do so.

During an emergency, (i) notice of a meeting of the board of directors need be given only to those directors whom it is practicable to reach and may be given in any practicable manner, including by publication and radio, and (ii) one or more officers present at a meeting of the board of directors may be deemed to be directors for the meeting, in order of rank and within the same rank in order of seniority, as necessary to achieve a quorum.

SECTION 8. Electronic Transactions: The Corporation may conduct any transaction or transactions by electronic means, and this provision shall constitute the agreement by the Corporation, its shareholders, and directors to the conduct of transactions by electronic means.

SECTION 9. Severability: Should any provision of these bylaws become ineffective or be declared to be invalid for any reason, such provision shall be severable from the remainder of these bylaws and all other provisions of these bylaws shall continue to be in full force and effect.

CERTIFICATION BY SECRETARY

I, the undersigned, being the Secretary of the Corporation do HEREBY CERTIFY THAT the foregoing are the Bylaws of said Corporation, as adopted by the board of directors of said Corporation on the 15th day of December, 2005.

/s/ Beverly Rubin
Beverly Rubin, Secretary